Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)
tpeters@bmtc.com
J. Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)
jdsmith@bmtc.com

Bryn Mawr Bank Corporation Reports a 12.5% Increase in First Quarter Diluted Earnings Per Share

BRYN MAWR, Pa. April 25, 2006 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the quarter ended March 31, 2006.

The Corporation reported first quarter 2006 diluted earnings per share of $0.36, an increase of $0.04 or 12.5% compared to $0.32 in the same period of 2005. Net income for the first quarter of 2006 was $3.136 million, an increase of 11.9% or $334,000, compared to $2.802 million in last year’s first quarter.

“We are pleased with first quarter results as we continue to concentrate on our core competencies, including Business Banking and Wealth Management Services,” commented Chairman and Chief Executive Officer, Ted Peters. “The Bryn Mawr Trust Company’s stated vision is to be the pre-eminent Community Bank and Wealth Management Services organization in the Philadelphia area, and our financial goal over time is to grow earnings per share 12% per year, on average, while returning capital to shareholders through a combination of dividends and stock buyback programs. The first quarter results put Bryn Mawr Bank Corporation on a solid path to meet these goals in 2006.”

Return on average equity (ROE) and return on average assets (ROA) for the quarter ended March 31, 2006, were 16.27% and 1.83%, respectively. ROE was 15.94% and ROA was 1.70% for the same period last year. The major factors contributing to the increase in earnings for the first quarter of 2006 compared to the same period last year were $826,000 or an 11.2% increase in net interest income, as the Corporation’s net interest margin expanded to 5.16% from 4.89%, as well as a $466,000 or 17.6% increase in Wealth Management revenues. Both were partially offset by declines in residential mortgage related revenue and increased personnel costs.

Total portfolio loans at March 31, 2006 of $606.6 million increased $48.1 million or 8.6% from $558.5 million at March 31, 2005 and average portfolio loans increased $33.7 million or 6.0% to $595.4 million in the first quarter of 2006 compared to $561.8 million in the first quarter of 2005. On a sequential basis, total portfolio loans increased $11.4 million or 1.9% from $595.2 million at December 31, 2005 and average portfolio loans increased $4.1 million or 0.7% from $591.3 million in the fourth quarter of 2005.

Overall portfolio loan growth has been steady, with strong growth in commercial mortgages and construction lending, partially offset by paydowns and payoffs by commercial and industrial loan customers. These paydowns and payoffs are attributed to customers who may be sensitive to rising interest rates and have the ability to reduce their borrowings. Residential loan balances have increased due to Management’s plan to portfolio more fixed rate loans to reduce the asset sensitivity of the Corporation’s balance sheet. Asset quality remains strong as non-performing loans as a percent of total loans was 0.13% at March 31, 2006 compared to 0.07% at December 31, 2005. The Corporation continues its business development efforts on building banking relationships with privately held businesses, non-profits, high-quality residential builders and owners of commercial real estate. In addition, the Corporation continues to provide high-touch retail lending services to consumers in the Delaware Valley. Additional business development efforts in the fast growing Chester County, PA area are planned in 2006.

Total deposits at March 31, 2006 were $608.1 million, up $24.9 million or 4.3% from $583.2 million at March 31, 2005, while average deposits for the first quarter of 2006 increased $12.5 million or 2.1% to $599.8 million compared with $587.4 million for the first quarter of 2005. On a sequential basis, total deposits decreased $28.2 million or 4.4% from $636.3 million at December 31, 2005, while average deposits decreased $733,000 or 0.1% from $600.6 million in the fourth quarter of 2005. The decrease in balances from December 31, 2005 reflects the short term nature of certain accounts at year end 2005.

As previously mentioned, the Corporation’s first quarter 2006 net interest income expanded $826,000 or 11.2% when compared to the first quarter of 2005, driven by a $33.3 million or 5.5% increase in earning assets and a 76 basis point increase (to 6.52% from 5.76%) in the yield on earning assets. This resulted in a 27 basis point increase in the net interest margin (to 5.16% from 4.89%).

On a sequential basis, net interest income declined $118,000 or 1.4% due to the number of days in the quarter (90 days in the first quarter of 2006 versus 92 days in the fourth quarter of 2005), partially offset by an increase in the earning assets of $4.1 million or 0.7% and a 15 basis point (to 6.52% from 6.37%) increase in the yield on earning assets. This resulted in a 1 basis point increase in the net interest margin (to 5.16% from 5.15%). The sequential changes in net interest income and net interest margin reflect deposit costs rising faster than the increase in the yield on interest earning assets, reflecting the highly competitive nature of the Philadelphia area deposit market.

The Corporation’s funding mix is changing as lower paying core deposits continue to shift towards higher rate certificates of deposit. Like most financial institutions today, Bryn Mawr Bank Corporation is facing challenges in growing lower cost core deposits as evidenced by the flat deposit levels over the last nine months. However, the Corporation has over $250 million in unused borrowing capacity with the Federal Home Loan Bank to fund loan opportunities.

Mr. Peters continued, “The Bryn Mawr Trust Company will continue with the expansion of its retail banking footprint with controlled de novo expansion in the suburban Philadelphia market. We anticipate the announcement of Ardmore and West Chester branch initiatives in the near future to complement our recently opened Exton and Newtown Square retail branch locations.”

Non-interest income for the first quarter of 2006 was $4.586 million, an increase of $172,000 or 3.9% compared with $4.414 million in the same period last year. Fees for Wealth Management Services grew $466,000 or 17.6% to $3.120 million in the first quarter of 2006 from $2.654 million in same period last year and $174,000 or 5.9% from the fourth quarter of 2005 of $2.946 million. New business development efforts, an April 2005 fee schedule increase, an increase in estate settlements and asset growth due to market performance all contributed to these results. Wealth Management assets under management and administration were $2.262 billion at March 31, 2006 compared to $2.248 billion and $1.919 billion at December 31, 2005 and March 31, 2005, respectively. Partially offsetting this higher Wealth Management Services revenue were reduced fees from residential mortgage-related activities and lower services charges on deposit accounts.

Non-interest expense for the first quarter of 2006 increased $461,000 or 6.2% to $7.845 million compared to $7.384 million in the same period last year. Higher cost of benefits and salary expenses related to merit increases and additions to staff were the primary contributors to this increase, along with additional operating expenses related to the opening of the Exton branch in March 2005. Partially offsetting the increases were reductions in the amortization of mortgage servicing rights and professional fees.

In other business, the Corporation’s Board of Directors declared a regular quarterly dividend of $0.11 per share, payable June 1, 2006, to shareholders of record as of May 5, 2006.

The Corporation is also pleased to announce its first earnings conference call which will take place at 4:30 p.m. EDT on Tuesday, April 25, 2006. Interested parties may participate by calling 973-582-2843 at 4:25 p.m. EDT and referencing conference PIN 7293475. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, May 10, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN is 7293475.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within two hours of the conclusion of the call.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, target, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

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Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

March 31, 2006

(unaudited)

	For The Three Months Ended
	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	June 30, 2005	Mar 31, 2005
For the period:
Interest income	$10,358	$10,277	$9,834	$9,186	$8,671
Interest expense	2,164	1,965	1,788	1,544	1,303

Net interest income	8,194	8,312	8,046	7,642	7,368
Provision for loan losses	154	173	209	193	187
Net interest income after provision for loan losses	8,040	8,139	7,837	7,449	7,181
Fees for wealth management services	3,120	2,946	2,972	2,967	2,654
Loan servicing and late fees	290	304	321	339	339
Service charges on deposits	379	392	408	398	395
Net gain on sale of loans	250	244	456	464	458
Net gain on sale of mortgage servicing rights	—	—	—	—	—
Other operating income	547	500	568	552	568

Noninterest income	4,586	4,386	4,725	4,720	4,414
Salaries and wages	3,829	4,183	4,414	3,758	3,507
Employee benefits	1,318	999	998	936	1,141
Occupancy and bank premises	624	571	564	581	556
Furniture fixtures and equipment	482	495	488	498	460
Advertising	200	277	195	312	176
Amortization of mortgage servicing rights	86	92	115	210	189
Professional fees	297	386	318	295	303
Other expenses	1,009	1,135	1,095	1,274	1,052

Noninterest expense	7,845	8,138	8,187	7,864	7,384
Income before income taxes	4,781	4,387	4,375	4,305	4,211
Income tax expense	1,645	1,503	1,499	1,517	1,409

Net income	$3,136	$2,884	$2,876	$2,788	$2,802

Per share data:
Weighted average shares outstanding	8,570,675	8,556,250	8,555,037	8,549,675	8,591,622
Dilutive potential common shares	137,135	110,576	107,699	80,772	105,718

Adjusted weighted average dilutive shares	8,707,810	8,666,826	8,662,736	8,630,447	8,697,340
Earnings per common share	$0.37	$0.34	$0.34	$0.33	$0.33
Diluted earnings per common share	$0.36	$0.33	$0.33	$0.32	$0.32
Dividend declared per share	$0.11	$0.11	$0.11	$0.10	$0.10

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Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data and ratios)

March 31, 2006

(unaudited)

	2006 1Q	2005 4Q	2005 3Q	2005 2Q	2005 1Q
For the period:
Asset Quality Data
Nonaccrual loans	$773	$390	273	678	1,432
90 + days past due loans	5	—	—	—	92

Nonperforming loans	$778	390	273	678	1,524
OREO	25	25	—	210	591

Nonperforming assets	$803	$415	273	888	2,115

Allowance for loan losses	$7,571	$7,402	7,392	7,252	7,125
Allowance for loan losses / loans	1.25%	1.24%	1.25%	1.22%	1.27%
Allowance for loan losses / nonperforming loans	973%	1,898%	2,708%	1,070%	468%
Nonperforming loans / loans	0.13%	0.07%	0.05%	0.11%	0.27%
Nonperforming assets / assets	0.11%	0.06%	0.04%	0.13%	0.32%
Net loan charge-offs (recoveries)	(15)	162	69	66	(11)
Net loan charge-offs (annualized)/ average loans	NC *	0.11%	0.05%	0.05%	(0.01%)

(NC*- Not calculated as there were no 1st quarter 2006 charge-offs)

	2006 1Q	2005 4Q	2005 3Q	2005 2Q	2005 1Q
Selected ratios (annualized):
Return on average assets	1.83%	1.65%	1.65%	1.65%	1.70%
Return on average shareholders’ equity	16.27%	15.04%	15.35%	15.47%	15.94%
Yield on earning assets	6.52%	6.37%	6.13%	5.94%	5.76%
Cost of interest bearing funds	1.92%	1.72%	1.57%	1.37%	1.19%
Net interest margin	5.16%	5.15%	5.01%	4.94%	4.89%
Tier 1 leverage ratio	11.53%	11.25%	11.02%	10.87%	10.79%
Book value per share	$9.29	9.06	8.86	8.63	8.40
Tangible book value per share	$9.29	9.06	8.86	8.63	8.40
Period end shares outstanding	8,575,555	8,556,255	8,559,105	8,543,046	8,556,258
Selected data:
Mortgage loans originated	$34,451	36,815	67,701	49,830	38,978
Mortgage loans sold - servicing retained	$7,010	6,889	11,016	9,972	13,787
Mortgage loans sold - servicing released	$7,436	18,460	23,051	16,817	20,209
Mortgage loans serviced for others	$409,429	417,649	438,183	465,780	489,882
Assets under management / administration	$2,262,064	2,247,630	2,205,380	1,900,928	1,919,493

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Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands)

March 31, 2006

(unaudited)

	As of
	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	June 30, 2005	Mar 31, 2005
Balance Sheet
For the period ended:
Assets
Interest bearing deposits with banks	$508	$405	$8,075	$314	$598
Fed funds sold	—	32,341	—	—	7,041
Investment securities	43,428	34,991	35,442	35,681	35,156
Loans held for sale	4,061	2,765	9,073	8,147	4,287
Portfolio loans:
Consumer	9,149	9,437	8,791	9,482	9,407
Commercial & industrial	165,508	170,283	172,115	193,402	183,862
Commercial mortgages	166,816	162,621	162,187	149,604	141,957
Construction	49,375	45,523	37,386	42,842	40,957
Residential mortgages	106,196	99,602	95,351	84,176	78,642
Home equity lines & loans	109,534	107,699	106,562	106,327	103,709

Total portfolio loans	606,578	595,165	582,392	585,833	558,534
Earning assets	654,575	665,667	634,982	629,975	605,616
Cash and due from	26,132	33,896	30,976	33,979	31,536
Allowance for loan losses	(7,571)	(7,402)	(7,392)	(7,252)	(7,125)
Other assets	36,797	35,065	34,401	34,050	33,524

Total assets	$709,933	$727,226	$692,967	$690,752	$663,551

Interest-bearing checking	$142,606	$154,319	$148,042	$140,271	$145,680
Money market	115,920	112,319	118,548	125,972	118,915
Savings	44,830	46,258	47,721	51,141	50,878
Time deposits	153,412	155,322	137,262	126,538	131,435

Interest-bearing deposits	456,768	468,218	451,573	443,922	446,908
Non-interest bearing deposits	151,324	168,042	153,084	161,448	136,276

Total deposits	608,092	636,260	604,657	605,370	583,184
Borrowed funds	8,000	—	—	—	—
Other liabilities	14,171	13,453	12,491	11,617	8,457
Shareholders’ equity	79,670	77,513	75,819	73,765	71,910

Total liabilities and shareholders’ equity	$709,933	$727,226	$692,967	$690,752	$663,551

Balance Sheet (average)
	2006 1Q	2005 4Q	2005 3Q	2005 2Q	2005 1Q
Assets
Interest bearing deposits with banks	$439	$1,176	$4,729	$536	$3,147
Fed funds sold	6,161	8,115	7,420	5,119	4,415
Investment securities	38,699	36,115	35,955	36,303	35,291
Loans held for sale	3,217	3,142	8,690	9,046	6,062
Portfolio loans	595,446	591,295	580,036	569,127	561,780

Earning assets	643,962	639,843	636,830	620,131	610,695
Cash and due from	24,332	25,754	27,413	33,259	33,357
Allowance for loan losses	(7,524)	(7,460)	(7,359)	(7,251)	(7,058)
Other assets	34,189	33,547	33,559	33,500	32,697

Total assets	$694,959	$691,684	$690,443	$679,639	$669,691

Interest-bearing checking	$141,504	$141,441	$142,400	$148,943	$152,343
Money market	118,365	117,033	126,127	119,261	123,441
Savings	45,073	46,699	49,695	50,897	50,763
Time deposits	147,610	143,156	133,052	128,777	117,375

Interest-bearing deposits	452,552	448,329	451,274	447,878	443,922
Non-interest bearing deposits	147,274	152,230	152,048	146,140	143,434

Total deposits	599,826	600,559	603,322	594,018	587,356
Borrowed funds	3,544	1,505	516	3,540	1,250
Other liabilities	13,419	13,534	12,303	9,803	9,791
Shareholders’ equity	78,170	76,086	74,302	72,278	71,294

Total liabilities and shareholders’ equity	$694,959	$691,684	$690,443	$679,639	$669,691

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Bryn Mawr Bank Corporation

Quarterly analyses of interest rate and interest differential

March 31, 2006

(unaudited)

(dollars in thousands)

	1st Quarter 2006			4th Quarter 2005			3rd Quarter 2005			2nd Quarter 2005			1st Quarter 2005
	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$439	$5	4.62%	$1,176	$11	3.71%	$4,730	$44	3.69%	$536	$4	2.99%	$3,147	$18	2.32%
Federal funds sold	6,161	66	4.34%	8,115	85	4.16%	7,420	64	3.42%	5,119	36	2.82%	4,415	25	2.30%
Investment securities available for sale:
Taxable	33,685	319	3.84%	31,099	289	3.69%	30,904	248	3.18%	31,223	249	3.20%	30,182	233	3.13%
Tax-exempt	5,014	41	3.32%	5,016	41	3.24%	5,050	40	3.14%	5,070	41	3.24%	5,109	41	3.25%

Total investment securities	38,699	360	3.77%	36,115	330	3.63%	35,954	288	3.18%	36,293	290	3.20%	35,291	274	3.15%

Loans (1)	598,663	9,927	6.72%	594,436	9,851	6.57%	588,726	9,438	6.36%	578,173	8,855	6.14%	567,842	8,354	5.97%

Total interest earning assets	643,962	10,358	6.52%	639,842	10,277	6.37%	636,830	9,834	6.13%	620,121	9,185	5.94%	610,695	8,671	5.76%
Cash and due from banks	24,332			25,754			27,413			33,259			33,357
Less allowance for loan losses	(7,524)			(7,460)			(7,359)			(7,251)			(7,058)
Other assets	34,189			33,548			33,559			33,500			32,697

Total assets	$694,959			$691,684			$690,443			$679,629			$669,691

Liabilities:
Savings, Now and market rate deposits	$304,942	$821	1.09%	$305,173	$764	0.99%	$318,223	$770	0.96%	$319,101	$647	0.81%	$326,547	$563	0.70%
Time deposits	147,610	1,301	3.57%	143,156	1,185	3.28%	133,052	1,013	3.02%	128,777	869	2.71%	117,375	732	2.53%

Total interest-bearing deposits	452,552	2,122	1.90%	448,329	1,949	1.72%	451,275	1,783	1.57%	447,878	1,516	1.36%	443,922	1,295	1.18%
Short term borrowings	3,544	42	4.81%	1,505	16	4.22%	516	5	3.84%	3,540	28	3.17%	1,250	8	2.60%

Total interest-bearing liabilities	456,096	2,164	1.92%	449,834	1,965	1.73%	451,791	1,788	1.57%	451,418	1,544	1.37%	445,172	1,303	1.19%
Demand deposits, noninterest-bearing	147,274			152,230			152,048			146,140			143,434
Other liabilities	13,419			13,534			12,303			9,803			9,791

Total noninterest-bearing liabilities	160,693			165,764			164,351			155,943			153,225
Total liabilities	616,789			615,598			616,142			607,361			598,397
Shareholders’ equity	78,170			76,086			74,301			72,278			71,294

Total liabilities and shareholders’ equity	$694,959			$691,684			$690,443			$679,639			$669,691

Interest income to earning assets	—	—	6.52%	—	—	6.37%	—	—	6.13%	—	—	5.94%	—	—	5.76%
Net interest spread			4.60			4.64			4.56			4.57			4.57
Effect of noninterest-bearing sources			0.56			0.51			0.45			0.37			0.32

Net interest income/ margin on earning assets	—	$8,194	5.16%	—	$8,312	5.15%	—	$8,046	5.01%	—	$7,641	4.94%	—	$7,368	4.89%

(1)	Non-accrual loans have been included in the average loan balances, but interest on non-accrual loans has not been included for purposes of determining interest income

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